                                                                    EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our reports dated February 6, 2004, accompanying the consolidated financial statement and schedule in the Annual Report of I-Sector Corporation on Form 10-K for the year ended December 31, 2003. We hereby consent to the incorporation by reference of said reports in the Registration Statements of I-Sector Corporation on Forms S-8 (File No. 333-41001, effective November 25, 1997 and File No. 333-60320, effective May 7, 2001).



/s/Grant Thornton LLP
Houston, Texas
March 11, 2004